Exhibit 99.1

PRESS RELEASE

Mellanox Technologies, Ltd.

Press/Media Contact

Ashley Paula

Waggener Edstrom

+1-415-547-7024

apaula@waggeneredstrom.com

USA Investor Contact

Gwyn Lauber

Mellanox Technologies

+1-408-916-0012

gwyn@mellanox.com

Israel Investor Contact

Keren Goldberg

Gelbart Kahana Investor Relations

+972-3-6070593

kereng@gk-biz.com

Mellanox Technologies, Ltd. Announces Second Quarter 2014 Financial Results

SUNNYVALE, Calif. and YOKNEAM, ISRAEL — July 24, 2014 — Mellanox® Technologies, Ltd. (NASDAQ: MLNX), a leading supplier of end-to-end interconnect solutions for servers and storage systems, today announced financial results for its second quarter 2014, ended June 30, 2014.

Second Quarter 2014 Highlights

•                  Revenues were $102.6 million

•                  GAAP gross margins were 66.6 percent

•                  Non-GAAP gross margins were 69.1 percent

•                  GAAP operating loss was $9.4 million

•                  Non-GAAP operating income was $6.4 million

•                  GAAP net loss was $9.0 million

•                  Non-GAAP net income was $6.8 million

•                  GAAP net loss per diluted share was $0.20

•                  Non-GAAP net income per diluted share was $0.15

•                  $7.3 million in cash was provided by operating activities

•                  Total cash and investments increased $3.6 million to $343.7 million at June 30, 2014

Second Quarter Financial Results

In accordance with U.S. generally accepted accounting principles (GAAP), the company reported revenue of $102.6 million for the second quarter of 2014, up 3.9 percent from $98.7 million in the first quarter of 2014, and up 4.5 percent from $98.2 million in the second quarter of 2013.

GAAP gross margins in the second quarter of 2014 were 66.6 percent, compared with 65.7 percent in the first quarter of 2014, and 67.2 percent in the second quarter of 2013.

Non-GAAP gross margins in the second quarter of 2014 were 69.1 percent, compared with 68.6 percent in the first quarter of 2014, and 69.4 percent in the second quarter of 2013.

GAAP net loss in the second quarter of 2014 was $9.0 million, or $0.20 per diluted share, compared with GAAP net loss of $11.4 million, or $0.26 per diluted share in the first quarter of 2014, and GAAP net loss of $1.7 million, or $0.04 per diluted share in the second quarter of 2013.

Non-GAAP net income in the second quarter of 2014 was $6.8 million, or $0.15 per diluted share, compared with $4.5 million, or $0.10 per diluted share in the first quarter of 2014, and $13.8 million, or $0.30 per diluted share in the second quarter of 2013. The second quarter 2014 non-GAAP net income excludes $11.9 million of share-based compensation expenses compared to $11.6 million in the first quarter of 2014, and $11.2 million in the second quarter of 2013. Second quarter 2014 non-GAAP net income also excludes the amortization of intangible assets of $2.8 million and acquisition-related charges of $1.0 million, compared to amortization expenses of acquired intangible assets of $3.5 million and $0.7 million of acquisition-related charges in the first quarter of 2014, and compared to $2.5 million and $1.8 million, respectively, in the second quarter of 2013.

Total cash and investments increased by $3.6 million to $343.7 million at June 30, 2014, compared to $340.1 million at March 31, 2014. The company generated $7.3 million in cash from operating activities in the second quarter.

“We are pleased with our results for the second quarter.  We made several announcements that demonstrate our leadership as an interconnect provider, including our 100 Gigabit per second EDR InfiniBand switch and our increased penetration on the TOP500 list of supercomputers.  FDR InfiniBand systems nearly doubled year-over-year and FDR is now the leading InfiniBand solution on the list,” said Eyal Waldman, president and CEO of Mellanox Technologies. “We achieved another quarter of record Ethernet revenue as our 10 and 40 Gigabit per second Ethernet solutions continue to be adopted by Web 2.0, cloud and storage customers.  We look forward to continued sequential revenue growth in the third quarter of 2014.”

Recent Mellanox Press Release Highlights

•                  June 24 - Mellanox Technologies Ltd. Announces Definitive Agreement to Acquire Integrity Project

•                  June 23 - Mellanox Introduces the World’s First 100Gb/s EDR InfiniBand Switch

•                  June 23 - Mellanox Interconnect Solutions Accelerate New HP Apollo Family

•                  June 23 - Mellanox InfiniBand and Ethernet Solutions Deliver Leading Performance and Efficiency for AppliedMicro’s X-Gene ARM-based Server Platform

•                  June 23 - Mellanox Introduces HPC-X Scalable Software Toolkit for High-Performance Computing Platforms and Applications

•                  June 23 - InfiniBand Leads TOP500 as Most Used Interconnect Technology for High-Performance Computing

•                  June 2 - Mellanox Releases New Automation Software to Reduce Ethernet Fabric Installation Time from Hours to Minutes

•                  May 7 - Mellanox Announces New Software Defined FCoE Switch Solution

•                  May 5 - Mellanox Collaborates with NCS and LSI to Provide an End-to-End Virtual Desktop Infrastructure Solution

•                  April 30 - Mellanox 40 Gigabit Ethernet Interconnect and IBM Power8 Enable High Velocity Infrastructures for NoSQL Databases and In-Memory Data Grids

Third Quarter 2014 Guidance

Our guidance for the third quarter 2014 non-GAAP results is as follows:

•                  Quarterly revenues of $114 million to $118 million.

•                  Non-GAAP gross margins of 68% to 69%.

•                  An increase in non-GAAP operating expenses of 3% to 5%.

•                  Stock compensation expense to be between $11.9 million to $12.4 million.

•                  Non-GAAP diluted share count of 46.6 million to 47.1 million shares.

Conference Calls

Mellanox will hold its second quarter 2014 financial results conference call today at 2 p.m. Pacific Time to discuss the company’s financial results. To listen to the call, dial +1-785-424-1826 approximately 10 minutes prior to the start time.

The Mellanox financial results conference call will be available via live webcast on the investor relations section of the Mellanox website at http://ir.mellanox.com. Access the webcast 15 minutes prior to the start of the call to download and install any necessary audio software. Replay of the webcast will also be available on the Mellanox website.

About Mellanox

Mellanox Technologies is a leading supplier of end-to-end InfiniBand and Ethernet interconnect solutions and services for servers and storage. Mellanox interconnect solutions increase data center efficiency by providing the highest throughput and lowest latency, delivering data faster to applications and unlocking system performance capability. Mellanox offers a choice of fast interconnect products: adapters, switches, software, cables and silicon that accelerate application runtime and maximize business results for a wide range of markets including high performance computing, enterprise data centers, Web 2.0, cloud, storage and financial services. More information is available at www.mellanox.com.

GAAP to Non-GAAP Reconciliation

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), Mellanox uses non-GAAP measures of net income which are adjusted from results based on GAAP to exclude share-based compensation expense, amortization expense of acquired intangible assets and acquisition related expense. The company believes the non-GAAP results provide useful information to both management and investors, as these non-GAAP results exclude expenses that are not indicative of our core operating results. Management believes it is useful to exclude share-based compensation expense, amortization expense of acquired intangible assets and acquisition related expense because it enhances investors’ ability to understand our business from the same perspective as management, which believes that such items are not directly attributable to nor reflect the underlying performance of the company’s business operations.  Further, management believes certain non-cash charges such as share-based compensation and amortization of acquired intangible assets do not reflect the cash operating results of the business. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies. A reconciliation of GAAP to non-GAAP condensed consolidated statements of operations is also presented in the financial statements portion of this release and is posted under the “Investors” section on our website.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, including the guidance for the three months ended September 30, 2014, statements related to the technologies we acquired in 2013, trends in the market for our solutions and services and opportunities for our company in 2014 and beyond. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “projects,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions and variations or negatives of these words.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the continued expansion of our product line, customer base and the total available market of our products, the continued growth in demand for our products, the continued, increased demand for industry standards-based technology, our ability to react to trends and challenges in our business and the markets in which we operate, our ability to anticipate market needs or develop new or enhanced products to meet those needs, the adoption rate of our products, our ability to establish and maintain successful relationships with our OEM partners, our ability to effectively compete in our industry, fluctuations in demand, sales cycles and prices for our products and services, our success converting design wins to revenue-generating product shipments, the continued launch and volume ramp of large customer sales opportunities, and our ability to protect our intellectual property rights. Furthermore, the majority of our quarterly revenues are derived from customer orders received and fulfilled in the same quarterly period. We have limited visibility into actual end-user demand as such demand impacts us and our OEM customer inventory balances in any given quarter. Consequently, this introduces risk and uncertainty into our revenue and production forecasts and business planning and could negatively impact our financial results. In addition, current uncertainty in the global economic environment poses a risk to the overall economy as businesses may defer purchases in response to tighter credit conditions, changing overall demand for our products, and negative financial news. Consequently, our results could differ materially from our prior results due to these general economic and market conditions, political events and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission.

More information about the risks, uncertainties and assumptions that may impact our business is set forth in our form 10-Q filed with the SEC on May 2, 2014, and our form 10-K filed with the SEC on February 28, 2014. All forward-looking statements in this press release, including the guidance for the three months ended September 30, 2014, are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Mellanox is a registered trademark of Mellanox Technologies, Ltd. All other trademarks are property of their respective owners.

Mellanox Technologies, Ltd.

Condensed Consolidated Statements of Operations

(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Total revenues	$102,574	$98,168	$201,279	$181,248
Cost of revenues	34,292	32,168	68,111	61,116
Gross profit	68,282	66,000	133,168	120,132
Operating expenses:
Research and development	49,506	38,869	97,843	77,018
Sales and marketing	18,722	16,797	38,001	33,211
General and administrative	9,462	10,047	17,677	17,532
Total operating expenses	77,690	65,713	153,521	127,761
Income (loss) from operations	(9,408)	287	(20,353)	(7,629)
Other income, net	357	232	591	445
Income (loss) before taxes	(9,051)	519	(19,762)	(7,184)
Benefit (provision) for taxes on income	76	(2,258)	(578)	(3,012)
Net loss	$(8,975)	$(1,739)	$(20,340)	$(10,196)
Net loss per share — basic	$(0.20)	$(0.04)	$(0.46)	$(0.24)
Net loss per share — diluted	$(0.20)	$(0.04)	$(0.46)	$(0.24)
Shares used in computing loss per share:
Basic	44,671	43,284	44,475	43,093
Diluted	44,671	43,284	44,475	43,093

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, percentages, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Reconciliation of GAAP net loss to non-GAAP net income:
GAAP net loss	$(8,975)	$(1,739)	$(20,340)	$(10,196)
Adjustments:
Share-based compensation expense:
Cost of revenues	532	434	1,054	898
Research and development	6,753	6,442	13,431	12,250
Sales and marketing	2,479	2,342	4,912	4,466
General and administrative	2,183	1,947	4,188	3,926
Total share-based compensation expense	11,947	11,165	23,585	21,540
Amortization of acquired intangible assets:
Cost of revenues	1,562	1,703	3,805	3,660
Research and development	196	175	391	175
Sales and marketing	1,039	636	2,078	1,075
Total amortization of acquired intangible assets	2,797	2,514	6,274	4,910
Acquisition related charges:
Cost of revenues	535	—	619	—
Research and development	335	—	733	—
Sales and marketing	174	—	412	—
General and administrative	—	1,828	—	1,828
Total acquisition related charges	1,044	1,828	1,764	1,828
Non-GAAP net income	$6,813	$13,768	$11,283	$18,082

Reconciliation of GAAP gross profit to non-GAAP:
Revenues	$102,574	$98,168	$201,279	$181,248
GAAP gross profit	68,282	66,000	133,168	120,132
GAAP gross margin	66.6%	67.2%	66.2%	66.3%
Share-based compensation expense	532	434	1,054	898
Amortization of acquired intangible assets	1,562	1,703	3,805	3,660
Acquisition related charges	535	—	619	—
Non-GAAP gross profit	$70,911	$68,137	$138,646	$124,690
Non-GAAP gross margin	69.1%	69.4%	68.9%	68.8%

Reconciliation of GAAP operating expenses to non-GAAP:
GAAP operating expenses	$77,690	$65,713	$153,521	$127,761
Share-based compensation expense	(11,415)	(10,731)	(22,531)	(20,642)
Amortization of acquired intangible assets	(1,235)	(811)	(2,469)	(1,250)
Acquisition related charges	(509)	(1,828)	(1,145)	(1,828)
Non-GAAP operating expenses	$64,531	$52,343	$127,376	$104,041

Reconciliation of GAAP income (loss) from operations to non-GAAP:
GAAP income (loss) from operations	$(9,408)	$287	$(20,353)	$(7,629)
Share-based compensation expense	11,947	11,165	23,585	21,540
Amortization of acquired intangible assets	2,797	2,514	6,274	4,910
Acquisition related charges	1,044	1,828	1,764	1,828
Non-GAAP income from operations	$6,380	$15,794	$11,270	$20,649

Mellanox Technologies, Ltd.

Reconciliation of Non-GAAP Adjustments

(in thousands, except per share data, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Shares used in computing GAAP diluted earnings per share	44,671	43,284	44,475	43,093
Adjustments:
Effect of dilutive securities under GAAP*	—	—	—	—
Total options vested and exercisable	1,851	1,897	1,851	1,897
Shares used in computing non-GAAP diluted earnings per share	46,522	45,181	46,326	44,990

GAAP diluted net loss per share	$(0.20)	$(0.04)	$(0.46)	$(0.24)
Adjustments:
Share-based compensation expense	0.27	0.26	0.53	0.50
Amortization of acquired intangibles	0.07	0.05	0.14	0.11
Acquisition related charges	0.02	0.04	0.04	0.04
Effect of dilutive securities under GAAP*	0.00	0.00	0.00	0.00
Total options vested and exercisable	(0.01)	(0.01)	(0.01)	(0.01)
Non-GAAP diluted income per share	$0.15	$0.30	$0.24	$0.40

* This adjustment adds back the GAAP effect of additional ordinary shares that would have been outstanding if the dilutive potential ordinary shares from stock options had been issued under the Treasury method.

Mellanox Technologies, Ltd.

Condensed Consolidated Balance Sheets

(in thousands, unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$44,022	$63,164
Short-term investments	296,051	263,528
Accounts receivable, net	69,361	70,566
Inventories	37,092	35,963
Deferred taxes and other current assets	21,054	17,581
Total current assets	467,580	450,802
Property and equipment, net	68,172	70,815
Severance assets	10,439	10,630
Intangible assets, net	47,877	54,362
Goodwill	199,558	199,558
Deferred taxes and other long-term assets	22,236	20,613
Total assets	$815,862	$806,780

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$30,190	$29,964
Accrued liabilities	55,755	52,588
Deferred revenue	13,792	15,849
Capital lease liabilities, current	1,241	1,245
Total current liabilities	100,978	99,646
Accrued severance	13,286	13,418
Deferred revenue	8,430	9,045
Capital lease liabilities	1,043	1,600
Other long-term liabilities	16,460	17,091
Total liabilities	140,197	140,800
Shareholders’ equity:
Ordinary shares	189	185
Additional paid-in capital	581,485	550,795
Accumulated other comprehensive income	721	1,390
Retained earnings	93,270	113,610
Total shareholders’ equity	675,665	665,980
Total liabilities and shareholders’ equity	$815,862	$806,780

Mellanox Technologies, Ltd.

Condensed Consolidated Statement of Cash Flows

(in thousands, unaudited)

	Six Months Ended June 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(20,340)	$(10,196)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,458	15,186
Deferred income taxes	807	(1,930)
Share-based compensation	23,585	21,540
Gain on sale of investments	(1,200)	(439)
Excess tax benefit from share-based compensation	—	(1,939)
Changes in assets and liabilities:
Accounts receivable, net	1,205	(9,086)
Inventories	(1,562)	5,895
Prepaid expenses and other assets	(4,710)	2,990
Accounts payable	594	(7,514)
Accrued liabilities and other payables	(5)	(9,652)
Net cash provided by operating activities	17,832	4,855

Cash flows from investing activities:
Purchase of severance-related insurance policies	(409)	(412)
Purchases of short-term investments	(159,388)	(81,823)
Proceeds from sale of short-term investments	90,321	103,339
Proceeds from maturities of short-term investments	37,760	50,447
Increase in restricted cash deposits	(103)	(47,001)
Purchase of property and equipment	(10,265)	(18,949)
Purchase of intangible assets	—	(6,327)
Purchase of equity investment in a private company	(1,438)	(3,000)
Net cash used in investing activities	(43,522)	(3,726)

Cash flows from financing activities:
Principal payments on capital lease obligations	(561)	(695)
Proceeds from exercise of share awards	7,109	7,053
Excess tax benefit from share-based compensation	—	1,939
Net cash provided by financing activities	6,548	8,297

Net increase (decrease) in cash and cash equivalents	(19,142)	9,426
Cash and cash equivalents at beginning of period	63,164	117,054
Cash and cash equivalents at end of period	$44,022	$126,480